Exhibit 3-2

CENTRAL MAINE POWER COMPANY

AMENDED and RESTATED BY-LAWS

ARTICLE 1.

Meetings of Shareholders.

         SECTION 1.  Annual Meeting.  The annual meeting of the shareholders of the Corporation for the election of Directors and the transaction of any other proper business shall be held at such place within the State of Maine, on such date and at such time as the Board of Directors shall determine.

         SECTION 2.  Special Meeting.  Special meetings of the shareholders may be called at any time by the President, by the Board of Directors or any other person or persons authorized under the Maine Business Corporation Act and shall be held in the location designated in the call for the meeting.

         SECTION 3.  Notice of Meeting.  Written notice of each meeting of shareholders shall be given in accordance with the provisions of the Maine Business Corporation Act, including, without limitation, Section 604 of said Act, unless such notice shall be waived as provided in said Act, including, without limitation, Section 605 of said Act.

         SECTION 4.  Quorum.  Quorum of Shareholders. At all shareholders' meetings, unless otherwise specifically provided in these By-Laws, a representation of shares entitled in the aggregate to a majority of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled at the meeting shall be necessary to constitute a quorum for the transaction of business other than (a) adjourning from time to time until a quorum shall be present, or (b) adjourning sine die, and for any such adjournment a majority vote of whatever stock shall be represented shall be sufficient; provided, that such quorum requirement shall be applicable to shareholders' meetings only when the outstanding Preferred Stock of all classes and series are not entitled to vote as a class for the election of a majority of the Directors of the Company; and, provided further, that, at shareholders' meetings when the outstanding Preferred Stock of all classes and series are entitled to vote as a class for the election of a majority of the Directors, the foregoing quorum requirement shall be reduced from a majority of such total votes to one-third of such total votes. When a quorum is present at any meeting, a majority of the votes to which stock represented thereat and voting is entitled shall, except when a larger vote is required by law, by the Charter or by these By-Laws, decide any question brought before such meeting.

         At all meetings of shareholders held: (i) for any of the purposes specified in Section B.6(b) of the Capital Stock Provisions of the Articles of Incorporation the presence in person or by proxy of the holders of shares, of the Common Stock and other stock having the general right to vote with the Common Stock, entitled in the aggregate to not less than one-third of the total votes to which all outstanding shares of such capital stock of the Company are then entitled, shall be required to constitute a quorum of such class for the election of Directors; and (ii) for any of the purposes specified in Section B.6(b) and in Section B.8 of the Capital Stock Provisions of the Articles of Incorporation, the presence in person or by proxy of the holders of a majority of the total number of shares of all classes and series of the Company's Preferred Stock then issued and outstanding shall be necessary to constitute a quorum of such classes, provided, for the purposes specified in said Section B.6(b), that if such quorum shall not have been obtained at such meeting, or at any adjournment thereof, within ninety (90) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of one-third of the total number of shares of all classes and series of the Company's Preferred Stock then issued and outstanding shall then be sufficient to constitute a quorum of such classes. The absence of a quorum of the holders of stocks of either class shall not prevent the election at any such meeting, or any adjournment thereof, of Directors by the other such class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting. In the absence of a quorum of the holders of stocks of either class, a majority of those holders of the stocks of such class who are present in person or by proxy shall have power to adjourn such meeting from time to time (without notice, other than announcement at the meeting, if for thirty (30) days or less) until the requisite amount of holders of stock of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting or special meeting in lieu thereof.

         SECTION 5.  Voting.  At all shareholders' meetings, holders of record of stock entitled to vote on any question or at any election shall be entitled to one vote for each share of stock held by them respectively, except that holders of Common Stock shall be entitled to one-tenth vote for each share of said stock held by them. In elections of Directors by the shareholders, when, and only when, the Preferred Stocks are not entitled to vote as a class for the election of a majority of the full Board of Directors, each shareholder having the right to vote shall be entitled to as many votes as pertain to his shares of stock multiplied by the number of Directors to be elected, and he may cast all such votes for a single Director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. Such vote may, in all cases, be given by proxy duly authorized in writing; but no proxy granted more than six months before the meeting, which shall be named therein, shall be accepted, and no proxy shall be valid after the final adjournment of such meeting.

ARTICLE 2.

Directors.

         SECTION 1.  Number and Election.  The business, property and affairs of the Corporation shall be under the care, control and management of a Board of Directors which shall consist of not less than three nor more than nine Directors as fixed by the Board of Directors.

         The election of the members of the Board of Directors shall be done annually by vote of the shareholder, except as otherwise fixed in or pursuant to the Capital Stock Provisions of the Articles of Incorporation with respect to the rights of the holders of any class or series of Capital Stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances.

         SECTION 2.  Vacancies.  Except as otherwise fixed in or pursuant to provisions of the Articles of Incorporation with respect to the right of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, vacancies in the Board of Directors because of death, resignation, or for any other reason, may be filled by the remaining Directors.

         SECTION 3.  Meetings.  Regular meetings of the Board of Directors shall be held monthly or as designated by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

         SECTION 4.  Notice of Meeting.  Notice of all regular and special meetings of the Board of Directors shall be given to each member of the Board of Directors, at least eight hours before any such meeting, giving the time and place of such meeting.

         SECTION 5.  Quorum.  A majority of the Directors then in office at the time shall constitute a quorum; and a majority of the Directors in attendance at any meeting of the Board of Directors shall, in the presence of a quorum, decide its action.

         SECTION 6.  Action Without A Meeting.  Action may be taken by the Board of Directors without a meeting as provided in the Maine Business Corporation Act.

         SECTION 7.  Election of Officers.  On an annual basis, the Board of Directors shall meet and elect the officers of the Corporation in accordance with the By-Laws.

         SECTION 8.  Committees.  The Board of Directors may, from time to time, elect or appoint such committees and prescribe the duties and authority thereof as the Board of Directors may deem necessary or convenient.

ARTICLE 3.

Officers.

         SECTION 1.  Election and Qualifications.  The Directors shall elect annually a President and a Treasurer of the Corporation and may also elect or appoint one or more Vice Presidents, and a Secretary and such other officers as the Board of Directors may, from time to time, deem necessary or advisable.

         SECTION 2.  Term of Office.  The term of office of all officers of the Corporation shall be one year and until their respective successors shall have been chosen and qualified; but any officer may be removed from office at any time by the affirmative vote of a majority of the Board of Directors then in office.

         SECTION 3.  Powers.  Subject to the Maine Business Corporation Act, the Articles of Incorporation and the other provisions of these By-Laws, each officer shall have such duties and powers as are usually incident to his respective office and such other duties and powers as may be prescribed from time to time by the Board of Directors.

         SECTION 4.  Clerk.  The Corporation shall also have a Clerk who shall not be an officer by reason of such position. The Clerk shall be appointed and shall hold office until his death or a change of Clerk is made pursuant to Section 304 of the Maine Business Corporation Act.

ARTICLE 4.

Seal.

         The Corporation shall have a common seal which shall be kept by the Secretary.

ARTICLE 5.

Stock Certificates and Transfers.

         Stock certificates shall be in such form as the Board of Directors may, from time to time, determine and shall be signed by the President or any Vice President and by the Secretary or Assistant Secretary or by the Treasurer or Assistant Treasurer and sealed with the common seal of the Corporation. When such stock certificates shall be signed by a transfer agent or an assistant transfer agent or a registrar, the respective signatures of such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles of such signatures, and the seal of the Corporation may be a facsimile of such seal.

ARTICLE 6.

Negotiable Instruments.

         SECTION 1.  Signatures.  All bills, notes, checks or other negotiable instruments shall be made in the name of the Corporation and shall be signed by such officer or officers of the Corporation and in such manner as the Board of Directors shall designate.

         SECTION 2.  Endorsements.  No officer or agent of this Corporation shall have power to endorse in the name of or on behalf of the Corporation any note, bill of exchange, draft, check or other written instrument for the payment of money--save only for the purpose of collection of said instrument--except upon the express authority of the Directors.

ARTICLE 7.

Indemnification of Directors, Officers and Employees.

         The Corporation shall indemnify the persons described in Title 13-A Section 714 of the Maine Revised Statutes Annotated or the equivalent section of the Maine Business Corporation Act to the full extent and in the manner permitted by such law.

ARTICLE 8.

Amendments.

         These By-Laws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of the Directors, except as may be otherwise expressly provided by law or in other sections of these By-Laws or in the Articles of Incorporation, at any annual or special meeting of the shareholders called for the purpose, of which the notice shall include the proposed action, by vote of shareholders holding shares entitled in the aggregate to a majority of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled, except that in the case of the provisions of the first paragraph of Article 1, Section 4 relating to the requirements for a quorum and in the case of the provisions of Article 1, Section 5 relating to cumulative voting such vote shall be by the affirmative vote of shareholders holding shares entitled in the aggregate to two-thirds of the total votes to which the outstanding shares of capital stock of the Company of all classes are then entitled and except that in the case of the provisions of Article 1, Section 5 relating to the rights of the Company's Preferred Stock to vote such vote shall be by the affirmative vote of two-thirds in interest of each class of the Company's Preferred Stock then outstanding which is affected by the change, voting separately as a class. These By-Laws may also be amended or repealed by vote of a majority of the Board of Directors then in office, except that the Board of Directors shall not alter, amend or repeal the provisions of the first paragraph of Article 1, Section 4 relating to the requirements for a quorum, the provisions of Article 1, Section 5 relating to cumulative voting and any provision of this Article 8 pertaining to the foregoing sections.